Page 1 GATX CORPORATION CORPORATE OFFICERS’ INCENTIVE PLAN (COIP) Effective: January 1, 2024 1. OBJECTIVE The Corporate Officers’ Incentive Plan (the “COIP” or “Plan”) has been established for selected employees of GATX Corporation (the “Company” or “GATX”) to:  Motivate the collective achievement of profitable company performance. 2. PLAN YEAR Each plan year will include a performance period based on a calendar year (from January 1 through December 31), as well as the award determination, approval and award payment. 3. ELIGIBILITY TO PARTICIPATE Eligibility to participate in the plan will be determined at the beginning of the Plan Year by Plan Administrators. Participants in the COIP are all permanent exempt salaried employees of GATX who:  Receive notification of participation in the COIP, including his or her Target Incentive Percentage and a copy of this Plan;  Are corporate officers;  Do not participate in any other GATX annual incentive plan, except as specified under the promotion or transfer provisions listed below. 4. PLAN DESIGN Overall funding of the Plan will be based upon GATX performance against its financial goal. The Actual Incentive Payout will be based upon the extent to which GATX’s Net Income Goal, as established at the beginning of the year, is achieved according to a payout scale approved by the Compensation Committee of the Board of Directors of the Company (the “Committee”). Participants will earn the Actual Incentive Payout, assuming acceptable performance. In the event of unacceptable performance, the participant’s Actual Incentive Payout earned may be reduced by up to 100% as approved by the Plan Administrators. .

Page 2 Definitions: For purposes of the Plan, the terms set forth shall have the following meanings: (a) “Eligible Base Salary” means the total salary paid to a Participant by the Company during the Plan Year (including salary earned under the Maternity and Paternity Leave Policy) prior to any reduction for contributions to or deferrals of compensation under company- sponsored plans. Eligible Base Salary excludes incentive compensation, commissions, lump sum payments and short-term disability payments in excess of eight weeks. (b) “Target Incentive” means the percentage of Eligible Base Salary payable to a Participant if 100% of the Net Income Goal is attained. (c) “Funding Multiplier” means the percentage of the Target Incentive payable for specified levels of actual achievement of the Net Income Goal according to a payout scale approved by the Committee. (d) “Net Income Goal” means the net income goal for GATX Corporation for a specific Plan Year as approved by the Committee. (e) “Actual Incentive Payout” means the amount payable to an eligible Participant calculated as a result of actual Company performance in accordance with the provisions of this Plan. 5. INCENTIVE PAYOUT DETERMINATION At the end of the performance period, the Actual Incentive Payout will be determined based upon achievement of the Net Income Goal according to a payout scale approved by the Committee. 6. PLAN ADMINISTRATION The Plan shall be administered by the Committee, provided that the Company's Chief Executive Officer shall administer the Plan with respect to all Participants (as defined below) who are not executive officers of the Company (for purposes of Section 16 of the Securities Exchange Act of 1934, as amended). The Chief Executive Officer may further delegate his or her responsibility under the Plan to the Company's Chief Human Resources Officer. The Committee or the Chief Executive Officer (or the Chief Human Resources Officer), as applicable, shall be the “Plan Administrators” for purposes of the Plan. The Plan Administrators shall have the discretion and authority to administer and interpret the Plan, including the authority to establish one or more bonus programs under the Plan from time to time containing such terms and conditions as the Plan

Page 3 Administrators may determine or deem appropriate in their discretion according to the following terms: a) New Hires. Employees hired after the start of the Plan Year and prior to November 1 may participate in the Plan on a prorated basis. b) Transfer or Promotion. If a Participant’s Target Incentive or Plan Participation changes during a Plan Year due to transfer or promotion, his or her Actual Incentive Payout will be prorated as appropriate and based upon the applicable Plan documents. c) Retirement, Death or Disability. To the extent approved by the Plan Administrators, a Participant who retires (as that term is defined in the GATX Pension Plan for Salaried Employees), dies, or becomes totally and permanently disabled during the Plan Year may be eligible to receive a prorated Actual Incentive Payout, assuming acceptable performance. Any such Actual Incentive Payout will be prorated through the date of retirement, death or disability and will be made at the same time as payments are made to other Participants. d) Right to Receive Payment. Participants only become eligible to receive Actual Incentive Payouts if they are employed at the time payments are scheduled to be made. All payments under the Plan will be made solely from the general assets of the Company. e) Timing of Payments. Payments will be made between February 15 and March 15 of the year following the performance period. f) No Employment Guarantee. Neither the establishment of the Plan nor the authorization to be a Participant in the Plan will be construed as giving the Participant the right to be retained in the service of the Company. g) Modification of Plan and Awards. GATX reserves the right to amend, modify, discontinue or adjust the Plan, performance measures, target awards, funding, formulas, participant eligibility, and any other Plan provision, in whole or part, including determination of awards, at its discretion. In the event that it is later determined an award was erroneously calculated and paid, then the Company may, in its sole discretion, make appropriate adjustments, including the right to recover any overpayment through offsets of future compensation (to the extent legally permissible) or to make additional payments for any award that was underpaid. Nothing herein shall require the Company to correct any under or overpayment. In case of an overpayment, employees

Page 4 agree to execute the appropriate forms upon request authorizing the Company to deduct the amount of such overpayment from payroll, in accordance with applicable wage deduction laws, or to promptly repay such overpayment in full upon request. h) No Guarantee of Award. Eligibility to participate in the Plan does not guarantee incentive payments. i) Award Payments. Final determination of all awards will be made by the Plan Administrators. The Actual Incentive Payout will be paid according to GATX’s standard payroll processes. Awards granted under the Plan are intended to constitute cash-based Performance Awards, as defined in and for purposes of the GATX Corporation Amended and Restated 2012 Incentive Award Plan.